Exhibit 10.1

Executive Officer	New Base Salary		2009 Annual Cash Bonus Target Opportunity Percentage
Ricardo H. Rosa Senior Vice President and Chief Financial Officer	$435,000	*	75%

*	Mr. Rosa’s base salary is CHF 526,350. The conversion from U.S. dollars to CHF is based on an internal exchange rate of 1.21.